                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                HAWK CORPORATION
             (Exact name of Registrant as Specified in Its Charter)


                DELAWARE                                34-1608156
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


    200 PUBLIC SQUARE, SUITE 30-5000
            CLEVELAND, OHIO                               44114
(Address of Principal Executive Offices)                (Zip Code)


                       SEE TABLE OF ADDITIONAL REGISTRANTS


If this form relates to the              If this form relates to the
registration of a class of               registration of a class of securities
securities pursuant to                   pursuant to Section 12(g) of the
Section 12(b) of the Exchange Act        Exchange Act and is effective pursuant
and is effective pursuant to             to General Instruction A.(d), check the
General Instruction A.(c), check         following box. [ ]
the following box. [X]

Securities Act registration statement file number to which this form relates:
333-90556

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                       Name of Each Exchange on Which
     to be so Registered                       Each Class is to be Registered
     -------------------                       ------------------------------

  12% SENIOR NOTES DUE 2006                       NEW YORK STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
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                         TABLE OF ADDITIONAL REGISTRANTS

         The address of the principal executive offices of each of the additional Registrants listed below, and the name and address of the agent for service therefor, is the same as is set forth for Hawk Corporation on the facing page of this Registration Statement.

                                          STATE OR OTHER
                                          JURISDICTION OF       I.R.S. EMPLOYER
 EXACT NAME OF ADDITIONAL REGISTRANT      INCORPORATION OR      IDENTIFICATION
     AS SPECIFIED IN ITS CHARTER            ORGANIZATION             NUMBER
     ---------------------------            ------------             ------

Allegheny Clearfield, Inc.                  Pennsylvania           25-1408704
Friction Products Co.                           Ohio               34-1608009
Hawk MIM, Inc.                                  Ohio               34-1940518
Hawk Motors, Inc.                             Delaware             31-1815526
Hawk Precision Components Group, Inc.           Ohio               30-0018123
Helsel, Inc.                                  Delaware             35-1957561
Logan Metal Stampings, Inc.                     Ohio               34-1608159
Net Shape Technologies LLC                    Delaware             34-1899581
Quarter Master Industries, Inc.               Delaware             36-4323703
S.K. Wellman Corp.                            Delaware             34-1804995
S.K. Wellman Holdings, Inc.                   Delaware             34-1805476
Sinterloy Corporation                         Delaware             31-1549254
Tex Racing Enterprises, Inc.                  Delaware             56-1323370
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ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

         A description of the 12% Senior Notes due 2006 of the Registrants is set forth under the captions "The Exchange Offer," "The Consent Solicitation," "Description of the New Notes" and "Material U.S. Federal Income Tax Consequences" in the Registration Statement (the "Registration Statement") on Form S-4 (Registration Number 333-90556), as filed with the Securities and Exchange Commission (the "Commission") on September 12, 2002 as amended by Amendment No. 1 to the Registration Statement filed with the Commission on August 1, 2002, Amendment No. 2 to the Registration Statement filed with the Commission on September 12, 2002, Post-Effective Amendment No. 1 to the Registration Statement filed with the Commission on October 4, 2002, including the section captioned "Revisions to the Terms of the New Notes," and Post-Effective Amendment No. 2 to the Registration Statement filed with the Commission on October 10, 2002, and is incorporated herein by reference.


ITEM 2. EXHIBITS.

1. Form of the 12% Senior Notes due 2006 including the Guarantees (incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form S-4 (Registration Number 333-90556), as filed with the Commission on October 10, 2002).

2. Form of Indenture between the Registrants and HSBC Bank USA, as trustee, relating to the 12% Senior Notes due 2006 (incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form S-4 (Registration Number 333-90556), as filed with the Commission on October 10, 2002).


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                          HAWK CORPORATION
                          ALLEGHENY CLEARFIELD, INC.
                          FRICTION PRODUCTS CO.
                          HAWK MIM, INC.
                          HAWK MOTORS, INC.
                          HAWK PRECISION COMPONENTS GROUP, INC.
                          HELSEL, INC.
                          LOGAN METAL STAMPINGS, INC.
                          NET SHAPE TECHNOLOGIES LLC
                          QUARTER MASTER INDUSTRIES, INC.
                          S.K. WELLMAN CORP.
                          S.K. WELLMAN HOLDINGS, INC.
                          SINTERLOY CORPORATION
                          TEX RACING ENTERPRISES, INC.



Date: October 17, 2002    By: /s/ Ronald E. Weinberg
                              --------------------------------------------------
                              Ronald E. Weinberg,
                              Chairman of the Board and
                              Chief Executive Officer
                                on behalf of each of the above-named Registrants
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                                  EXHIBIT INDEX


        Exhibit                              Description
------------------------  ------------------------------------------------------

           1 Form of the 12% Senior Notes due 2006 including the Guarantees (incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form S-4 (Registration Number 333-90556), as filed with the Commission on October 10, 2002)

           2 Form of Indenture between the Registrants and HSBC Bank USA, as trustee, relating to the 12% Senior Notes due 2006 (incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form S-4 (Registration Number 333-90556), as filed with the Commission on October 10, 2002)